Exhibit 21.1

                              List of Subsidiaries

                      Name of                            Jurisdiction of
                      Subsidiary                         Incorporation
                      ----------                         -------------
                      Clipper Mist, Inc.                 Maryland
                      London Fog Sportswear,             Delaware
                      Inc.
                      Matthew Manufacturing              Maryland
                      Co., Inc.
                      Pacific Trail, Inc.                Washington
                      PTI Holding Corp.                  Nevada
                      PTI Top Company, Inc.              Nevada
                      Star Sportswear                    Delaware
                      Manufacturing Corp.
                      The Mounger Corporation            Washington
                      The Scranton Outlet                Delaware
                      Corporation
                      London Fog Raincoats               United Kingdom
                      Limited